UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): March 6, 2018
Horizon Global Corporation (Exact Name of Registrant as Specified in Charter)

Delaware	001-37427	47-3574483
_____________________ (State or Other Jurisdiction	_____________ (Commission	______________ (IRS Employer
of Incorporation)	File Number)	Identification No.)

2600 West Big Beaver Road, Suite 555, Troy, Michigan _____________________		48084 ___________ (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(248) 593-8820 _____________

Not Applicable
________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 6, 2018, the Board of Directors (the “Board”) of Horizon Global Corporation (the “Company”) increased the size of the Board from seven to nine directors and appointed David A. Roberts and Maximiliane C. Straub to fill the newly created directorships effective immediately. Mr. Roberts and Ms. Straub will serve as directors of the Company until the expiration of their term on the date of the Company’s 2018 annual meeting of stockholders (the “2018 Annual Meeting”), and until their successors are duly elected and qualified or until their earlier death, resignation or removal. Mr. Roberts and Ms. Straub were also appointed to the Board’s Audit Committee, Compensation Committee and Corporate Governance & Nominating Committee (the “Governance Committee”).

As non-employee directors, Mr. Roberts and Ms. Straub will receive compensation in the same manner as the Company’s other non-employee directors, which compensation the Company disclosed in its definitive proxy statement for its 2017 annual meeting of stockholders filed with the Securities and Exchange Commission on April 4, 2017.

Mr. Roberts is currently chair of Carlisle Companies, a diversified manufacturing company producing products for various markets. Ms. Straub holds the position of executive vice president for finance, controlling and administration, North America, and chief financial officer of Robert Bosch LLC, a subsidiary of Robert Bosch GmbH, a leading global supplier of technology and services.

Additionally, on March 6, 2018, the Board announced that David C. Dauch and Samuel Valenti III, currently directors on the Company’s Board, with terms expiring at the Company’s 2018 Annual Meeting, will not stand for re-election at the 2018 Annual Meeting.

Mr. Dauch currently serves on the Board’s Compensation Committee and chairs the Governance Committee, and his service in those roles will also end effective as of the 2018 Annual Meeting. Mr. Valenti serves on the Board’s Audit Committee, Compensation Committee and Governance Committee, and his service in those roles will also end effective as of the 2018 Annual Meeting. Messrs. Dauch and Valenti’s retirement from the Board did not result from a disagreement with the Company.

The Board expressed its thanks to Mr. Dauch and Mr. Valenti for their service to the Board.

A copy of the Company’s press release announcing the appointment of Mr. Roberts and Ms. Straub, and the departure of Messrs. Dauch and Valenti is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 6, 2018, the Board approved and adopted amended and restated bylaws (as amended and restated, the “Amended and Restated Bylaws”). The Amended and Restated Bylaws became effective immediately upon the Board’s approval and amend Article II, Section 3 to clarify a plurality voting standard for the election of directors.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, attached hereto as Exhibit 3.1 and incorporated herein by reference. A copy marked to show changes included in the Amendment is attached as Exhibit 3.2.

Item 7.01 Regulation FD Disclosure.

On March 12, 2018, the Company issued a press release announcing the appointment of Mr. Roberts and Ms. Straub, and the departure of Messrs. Dauch and Valenti. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

3.1	Amended and Restated Bylaws, effective March 6, 2018
3.2	Marked copy of Amended and Restated Bylaws, effective March 6, 2018
99.1	Press Release dated March 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON GLOBAL CORPORATION

Date:	March 12, 2018	By:	/s/ Jay Goldbaum
		Name:	Jay Goldbaum
		Title:	General Counsel and Corporate Secretary